EXHIBIT 99.1

Courier Orders Third High-Capacity Press To Meet Growing Four Color Textbook Demand

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--Nov. 14, 2005--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced that it has agreed to purchase its third MAN Roland LITHOMAN IV four-color press in three years. The new press, to be installed in the fall of 2006, is the largest single item in Courier's projected $21-million expansion of its plant in Kendallville, Indiana.
    "With our first MAN Roland press performing superbly and a second one to begin operation next month, we still have further to go to meet the growing demand we foresee in the education market," said Courier Chairman and Chief Executive Officer James F. Conway III. "This third LITHOMAN, identical to the first two, will enable us to capture a larger share of that market growth. At a cost of over $12 million per press, it demonstrates our continuing commitment to the needs of our publishing customers.
    "Industry analysts suggest that nationwide textbook demand is still at an early stage in a multi-year growth cycle. Along with that demand is a continuing shift to sophisticated four-color production for books at every grade level, as teachers reach out to students amidst the distractions of video and online media. The result is an escalating need, not just for capacity, but for the specific kinds of capacity Courier has been cultivating for the last several years. At every notch of increase in demand, we have been ready to provide the capacity and service our customers need. And the steps we are taking today will ensure that we are ready for future increases as well."
    In addition to its third MAN Roland press, Courier's latest Kendallville plant expansion also includes new sewing and binding systems which will enable the company to qualify for a broader range of textbook business. This new round of investment follows closely on Courier's October 2005 acquisition of Moore Langen, an Indianapolis-based printer known throughout the industry for high-end book covers. Taken together, these two undertakings represent a commitment of more than $35 million to the future of the education market.
    "Between overall market growth, share gains with key customers, and our ability to compete on a broader range of work, we are confident that demand for this third new press will justify our investment," said Mr. Conway. "MAN Roland has been a valuable contributor to the growth of our textbook and trade business. We are pleased to extend our collaboration to this new round of opportunities."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, unanticipated changes in operating expenses, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Senior Vice President and Chief Financial Officer www.courier.com